UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

KINGSWAY FINANCIAL SERVICES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15204	85-1792291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 S. Riverside Plaza, Suite 1520 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 766-2138

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Class C Preferred Stock

On February 12, 13 and 14, 2025, Kingsway Financial Services Inc., a Delaware corporation (the “Company”), entered into certain Subscription Agreements (the “Subscription Agreements”) pursuant to which the Company issued and sold in a private placement (the “Private Placement”) to accredited investors in the aggregate 176,756 shares of a newly created class of preferred stock designated Class C Preferred Stock, with a liquidation preference of $25 per share (the “Class C Preferred Stock”), for aggregate proceeds of $4,418,900 (the “Initial Closing”). The Company may sell additional shares of Class C Preferred Stock pursuant to additional Subscription Agreements for aggregate proceeds of up to $6,000,000, less the proceeds received at the Initial Closing, in one or more additional closings. The Initial Closing together with any additional closings of the Class C Preferred Stock by the Company pursuant to the Subscription Agreements is hereinafter referred to as the “Offering”. The shares of Class C Preferred Stock issued in the Offering are offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

The Class C Preferred Stock has not been registered under the Securities Act or any state securities or “blue sky” laws. This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities and no form of general solicitation or general advertising was conducted in connection with the Offering.

In connection with the Private Placement, the Company filed a certificate of designations for the Class C Preferred Stock with the Delaware Secretary of State (the “Class C Certificate of Designations”) which sets forth the following key terms. The following description of the Class C Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Class C Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Conversion Terms

Each share of Class C Preferred Stock is convertible at the option of the holder thereof into 2.63158 shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), at any time prior to February 12, 2032. Subject to certain adjustments set forth in the Class C Certificate of Designations, the maximum number of Common Shares issuable upon conversion of the Class C Preferred Stock, if issued in full, is 631,579 Common Shares. The number of Common Shares into which the Class C Preferred Stock will be convertible will be subject to adjustment in the event of certain stock dividends, subdivisions and consolidations, rights offerings, special distributions, capital reorganizations and reclassifications of Common Shares by the Company.

Dividend Terms

The Class C Preferred Stock will rank pari passu with the Company’s Class B Preferred Stock and senior to all classes and series of the Company’s currently outstanding capital stock. The holders of Class C Preferred Stock will, in priority to any other class or series of capital stock ranking junior to the Class C Preferred Stock, be entitled to receive fixed, cumulative, preferential cash dividends at a rate of 8% per share of Class C Preferred Stock per annum, payable in equal quarterly installments if declared by the board of directors of the Company. Dividends on outstanding shares of Class C Preferred Stock will accrue from day to day commencing on the date of issuance of each such share of Class C Preferred Stock. In the event the dividend is not paid and cumulates for a period greater than two consecutive quarters from the date of most recent dividend payment, the cash dividend rate will increase to 18% per share of Class C Preferred Stock per annum.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of the Company, the holders of Class C Preferred Stock will be entitled to receive $25 per share of Class C Preferred Stock, plus accrued but unpaid dividends thereon, whether declared or not, before any amount is paid or any assets distributed to holders of shares of the Company ranking junior as to the return of capital to the Class C Preferred Stock. The Class C Preferred Stock will rank pari passu with the Class B Preferred Stock as to the return of capital. After payment to the holders Class C Preferred Stock of the amounts so payable to the, such holders will not be entitled to share in any further payment in respect of the distribution of the assets of the Company.

Mandatory Redemption

The Company will redeem all outstanding shares of Class C Preferred Stock on February 12, 2032 for the price of $25 per share of Class C Preferred Stock, plus accrued but unpaid dividends thereon, whether or not declared, up to and including the date specified for redemption.

Optional Redemption

The Company shall have the option to redeem 25% of the Class C Preferred Stock it has issued following a sale of assets representing more than 15% of the Company’s consolidated revenues in the prior 12 month period at a price equal to the amount that would yield a total internal rate of return of 15% on the subscription price paid to the Company for the purchase of shares of Class C Preferred Stock submitted for redemption.

Voting Rights

The holders of Class C Preferred Stock will not be entitled to receive notice of or to attend any meeting of shareholders of the Company and will not be entitled to vote at any such meeting.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The offer and sale of the Class C Preferred Stock in the Private Placement was made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2025, the Company filed the Class C Certificate of Designations with the Secretary of State of the State of Delaware. The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Class C Certificate of Designations
10.1	Form of Subscription Agreement - Legal Entity
10.2	Form of Subscription Agreement - Individual Investor
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

Date: February 18, 2025	By:	/s/ Kent A. Hansen
	Name:	Kent A. Hansen
	Title:	Chief Financial Officer

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